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          Access Persons Code of Ethics for BT Financial Group Limited
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                           BT FINANCIAL GROUP LIMITED
                                 ACCESS PERSONS
                                 CODE OF ETHICS

I.    Introduction.........................................3
II.   General Rule.........................................3
I.    Definitions..........................................3
      ACCESS PERSON........................................3
      EMPLOYEE RELATED ACCOUNT.............................4
      SECURITIES...........................................4
II.   Restrictions.........................................4
III.  Initial Public Offerings.............................5
IV.   Other Provisions.....................................5
      SERVICE ON BOARDS OF DIRECTORS.......................5
      GIFTS................................................5
      CONFIDENTIALITY......................................5
V.    Compliance Procedures................................5
      BROKERS..............................................5
      PRECLEARANCE.........................................6
      REPORTING REQUIREMENTS...............................6
vi.   Sanctions............................................6
VI.   exemptions...........................................6
VII.  questions............................................6


I.       Introduction

This Access Persons Code of Ethics ("Code") has been established to prevent conflicts of interest or the appearance of a conflict of interest when persons associated with an investment management company own or transact in securities that are being bought or sold or are being considered for buying or selling for the accounts of clients of that same investment management company.

The provisions of this Code shall apply to all employees who have been defined as Access Persons and as Compliance may determine from time to time. This Code supplements the BT Financial Group Business Practices and BT Financial Group Code of Ethics. It is the responsibility of each Access Person to observe those policies as well as to abide by the additional principles and rules set forth in this Code.

II.      General Rule

The employees of BT Financial Group will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts (individually the "Account" and collectively the "Accounts"). The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of the Accounts and must, to the extent possible, seek to avoid any situation in which corporate or personal interests may conflict with fiduciary interests.

Access Persons may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to: Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940. Together with other securities laws, these rules and regulations make it unlawful for any person, in connection with his or her personal trading, to commit any of the following upon an Account: to defraud, to make an untrue statement of a material fact; to mislead by omitting to state a material fact; to commit a fraud or deceit; or to engage in any manipulative practice.

I.       Definitions

Access Person

      a. All employees of BT Financial Group who are in investment management and who in connection with their regular functions or duties make, participate in or obtain information regarding the purchase or sale of a security by any of the Accounts or whose functions relate to the making of any recommendations with respect to such purchases or sales.

           This includes:

           "Advisory Persons" - all BT portfolio managers, investment analysts, traders, operational support staff and certain other employees who provide information and advice to a portfolio manager, who take part in executing and/or structuring a portfolio manager's decisions. All Advisory Persons shall be identified by senior management and Compliance.

           "Portfolio Managers" - the employee or employees who are entrusted with the direct responsibility and authority to make investment decisions affecting an Account.

     b. Other employees who obtain or are in a position to obtain information concerning investment recommendations or decisions made for any of the Accounts.

Employee Related Account

a.   Your own accounts;
b. Your partner's accounts and the accounts of your minor children and other relatives (whether by marriage or otherwise) living in your home;
c. accounts in which you, your partner, your minor children or other relatives living in your home have a beneficial interest; and

d. accounts over which you or your partner exercises investment discretion or control. This may include but is not limited to:
     1. any account in the name of a corporation, trust, personal fund or individual retirement account in which you have the power to place an order on behalf of that entity
     2. any account where you can substantially influence the investment decision made in relation to the account, irrespective of the person or entity in whose name the account is maintained.

If you are uncertain as to whether an account is an "Employee Related Account" under this Policy you should seek guidance from Compliance at the time of opening the account.

Any person who must comply with this policy should ensure that all employee related accounts comply as well.

Securities

Securities are equity or debt, listed unit trusts, managed investment schemes, derivatives (such as options and warrants), futures, commodities and other similar instruments.

II.      Restrictions

Access Persons may not trade in securities on a restricted list. Reasons for restriction may include, but are not limited to:

     a. Access Persons shall not effect the purchase or sale of a security for a personal account within seven business after the same security is traded for an Account.

     b. where an order for the same security has been placed or is about to be placed for an Account.

     c. during certain times of the year, Access Persons are prohibited from conducting transactions in the listed vehicles which are either managed by associates of BT Financial Group or in which associates of BT Financial Group have a controlling interest.

III.     Initial Public Offerings

IPO's require a separate approval process from preclearance. While employees will be able to participate in the majority of IPO's, the Compliance Officer will need to determine acceptability for employee participation PRIOR TO the application form being submitted. Employees wishing to participate should ensure that:

     a. The Compliance Officer is provided with a copy of the prospectus for review of the offer.
     b. The approval form is signed by both the employee and the Compliance Officer PRIOR to submitting the application.
     c.   The securities are held for 30 days from listing on the exchange.
     d. There is no "broker firm allocation" (No guaranteed allocation or predetermined amount of shares can be accepted from a broker.)

IV.      Other Provisions

Service on Boards of Directors

Absent prior notification to and authorisation by the employee's senior line manager, Access Persons are prohibited from serving on the boards of directors of publicly traded companies. In addition, the BT Financial Group Business Practice policies regarding corporate conduct and conflicts of interest must be observed. Where service as a director is authorised, Access Persons must be aware that additional safeguards, such as a "Chinese Wall", may be required

Gifts

Gifts may only be accepted in accordance with the BT Financial Group Business Practices.

Confidentiality

Access   Persons  must  not  divulge   contemplated   or  completed   securities
transactions or trading strategies of BT clients to any person, except as required by the performance of such person's duties and only to persons on a need-to-know basis. In addition, the BT Financial Group Business Practices must be observed.


V.       Compliance Procedures

Brokers

Compliance has a designated broker which offers full and discount on-line broker services. Should an employee wish to use a different broker, Compliance requires specific documentation to be on file prior to the employee using that broker. The Compliance Officer should be contacted to provide broker information.

Preclearance

All personal transactions must be precleared per the BT Financial Group Code of Ethics for all employees.

Reporting Requirements

     a.   Disclosure of Personal Accounts

          Upon joining BT Financial Group, new employees are required to disclose all of their Employee Related Accounts to Compliance

     b.   Personal Securities Trading Reports ("PST's")

          Pursuant to Rule 17j-1 of the Investment Company Act of 1940, all Access Persons must sign a PST report to Compliance within ten (10) days of the end of each calendar quarter. All PST's that have reportable personal securities transactions for the quarter will be reviewed by the appropriate person.

     c.   Confirmation of Compliance

          All Access Persons will be asked to acknowledge understanding and continued compliance with this policy in writing on an annual basis.

VI.      Sanctions

Any Access Person who violates this Code will be subject to disciplinary actions, including possible dismissal. In addition, any securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to a financial action including but not limited to unwinding the trade or disgorgement of profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VI.      Exemptions

Compliance may grant an exemptions to any of the above restrictions. You must obtain approval from Compliance. Each request will be reviewed individually.

VII.     Questions

Any questions regarding the applicability, meaning or administration of this Code shall be referred to in advance of any contemplated transaction to your Compliance Officer.